3D Systems Reports Third Quarter 2017 Financial Results

ROCK HILL, S.C., Oct. 31, 2017 /PRNewswire/ -- 3D Systems Corporation (NYSE: DDD) announced today its financial results for the third quarter and nine months ended September 30, 2017.

For the third quarter of 2017, the company reported revenue of $152.9 million compared to $156.4 million in the third quarter of the previous year. The company reported a third quarter GAAP loss of $0.34 per share compared to a loss of $0.19 per share in the prior year and a non-GAAP loss of $0.20 per share compared to non-GAAP earnings of $0.14 per share in the third quarter of 2016.

"While third quarter results did not meet our expectations, we believe actions taken during the quarter both organizationally and operationally better position the company for long term success," commented Vyomesh Joshi (VJ), Chief Executive Officer, 3D Systems. "During the quarter, we reorganized the go to market team, changing key leadership positions in both the Americas and the Asia Pacific region while shifting to a worldwide go to market structure. We also completed a deep and comprehensive review of our portfolio based on year to date demand, market trends and a solid understanding of where we meet and will continue to meet customers' expectations."

Demand from healthcare and industrial customers as well as strong execution in EMEA was more than offset by softer sales in the Americas and Asia Pacific regions.

The company reported gross profit margin of 38.3% for the third quarter of 2017, which included a $12.9 million charge to write down products and parts as a result of a comprehensive review of the portfolio and inventory. Gross profit margin in the third quarter of 2016 was 44.1%, which included $10.7 million of expenses related to discontinuation of projects and products.

For the third quarter of 2017, operating expenses were $90.9 million compared to $91.0 million in the prior year. SG&A expenses increased 3% to $66.5 million, which included continued investment in go to market and IT transformation. R&D expenses decreased 7% over the third quarter of 2016 to $24.4 million. The third quarter of 2017 included accelerated investments in printers, materials and software for both plastic and metal solutions in support of products the company plans to launch over the next several months. R&D expenses in the third quarter of 2016 included $6.1 million of expenses related to portfolio realignment and discontinuation of projects.

"We continued with our strategic investments in IT, go to market, quality, reliability and innovation, which we believe are critical to the company to drive long term growth," commented John McMullen, Executive Vice President and Chief Financial Officer. "While we are reducing expenses where appropriate, we continue to be focused on actions and decisions we believe are necessary to best-position the company for long term success."

During the quarter, the company used $0.7 million of cash in operations and ended the quarter with $138.3 million of cash on hand.

For the first nine months of 2017, revenue increased $1.8 million to $468.8 million compared to $467.0 million in the first nine months of 2016. The company reported a GAAP loss of $0.50 per share for the first nine months of 2017 compared to a loss of $0.39 per share in the same period of the prior year and reported a non-GAAP loss of $0.06 per share in the first nine months of 2017 compared to a non-GAAP earnings of $0.31 per share in the same period of 2016.

"We have increased investments and resources to resolve legacy quality and reliability issues faster and have implemented organizational changes to continue to improve execution. We have made significant progress in many areas over the first nine months of this year and are taking additional actions necessary to position the company for long term success. At the same time, we continue to innovate for the future, and plan to bring to market a series of new and exciting products over the coming months," concluded Joshi.

Full Year 2017 Guidance
Management is focused on building the company for long term growth, profitability and success. This includes significant transformational work in solving for legacy issues while at the same time addressing current and go forward execution. Predictability has been difficult in this environment, and therefore, management believes it is prudent to withdraw guidance at this time.

Q3 2017 Conference Call and Webcast
The company expects to file its Form 10-Q for the quarter ended September 30, 2017 with the Securities and Exchange Commission on October 31, 2017. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Tuesday, October 31, 2017, at 4:30 p.m. Eastern Time.

Date: Tuesday, October 31, 2017
Time: 4:30 p.m. Eastern Time
Listen via Internet: www.3dsystems.com/investor
Participate via telephone:
Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management's beliefs, assumptions and current expectations and may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems' precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2017 and December 2016

	September 30,	December 31,
(in thousands, except par value)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$138,332	$184,947
Accounts receivable, net of reserves — $11,607 (2017) and $12,920 (2016)	122,420	127,114
Inventories	100,578	103,331
Prepaid expenses and other current assets	21,344	17,558
Total current assets	382,674	432,950
Property and equipment, net	91,473	79,978
Intangible assets, net	106,632	121,501
Goodwill	227,820	181,230
Long term deferred income tax asset	5,173	8,123
Other assets, net	27,602	25,371
Total assets	$841,374	$849,153
LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$632	$572
Accounts payable	46,388	40,514
Accrued and other liabilities	55,866	49,968
Customer deposits	5,249	5,857
Deferred revenue	37,311	33,494
Total current liabilities	145,446	130,405
Long term portion of capitalized lease obligations	7,230	7,587
Long term deferred income tax liability	16,644	17,601
Other liabilities	48,529	57,988
Total liabilities	217,849	213,581
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 115,798 (2017) and 115,113 (2016)	115	115
Additional paid-in capital	1,320,074	1,307,428
Treasury stock, at cost — 1,982 shares (2017) and 1,498 shares (2016)	(7,153)	(2,658)
Accumulated deficit	(667,638)	(621,787)
Accumulated other comprehensive loss	(27,706)	(53,225)
Total 3D Systems Corporation stockholders' equity	617,692	629,873
Noncontrolling interests	(3,039)	(3,173)
Total stockholders' equity	614,653	626,700
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$841,374	$849,153

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Quarter and Nine Months Ended September 30, 2017 and 2016

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenue:
Products	$87,626	$94,543	$276,777	$280,406
Services	65,281	61,819	192,028	186,622
Total revenue	152,907	156,362	468,805	467,028
Cost of sales:
Products	59,467	56,321	150,769	146,682
Services	34,918	31,104	98,655	93,485
Total cost of sales	94,385	87,425	249,424	240,167
Gross profit	58,522	68,937	219,381	226,861
Operating expenses:
Selling, general and administrative	66,497	64,814	195,990	202,009
Research and development	24,360	26,140	71,661	67,345
Total operating expenses	90,857	90,954	267,651	269,354
Loss from operations	(32,335)	(22,017)	(48,270)	(42,493)
Interest and other income, net	(1,257)	(1,624)	(123)	(1,290)
Loss before income taxes	(33,592)	(23,641)	(48,393)	(43,783)
Provision (benefit) for income taxes	3,723	(2,214)	6,831	665
Net loss	(37,315)	(21,427)	(55,224)	(44,448)
Less: net income (loss) attributable to noncontrolling interests	355	(214)	833	(799)
Net loss attributable to 3D Systems Corporation	$(37,670)	$(21,213)	$(56,057)	$(43,649)

Net loss per share available to 3D Systems Corporation common stockholders — basic and diluted	$(0.34)	$(0.19)	$(0.50)	$(0.39)

Other comprehensive income (loss):
Pension adjustments, net of taxes	$(24)	$18	$(105)	$54
Foreign currency translation gain	4,904	4,282	25,785	5,567
Total other comprehensive income (loss)	4,880	4,300	25,680	5,621
Less foreign currency translation gain attributable to noncontrolling interests	26	22	161	68
Other comprehensive income (loss) attributable to 3D Systems Corporation	4,854	4,278	25,519	5,553

Comprehensive income (loss)	(32,435)	(17,127)	(29,544)	(38,827)
Less comprehensive income (loss) attributable to noncontrolling interests	381	(192)	994	(731)
Comprehensive income (loss) attributable to 3D Systems Corporation	$(32,816)	$(16,935)	$(30,538)	$(38,096)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended September 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net loss	$(55,224)	$(44,448)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46,146	45,731
Stock-based compensation	21,084	28,405
Lower of cost or market adjustment	12,883	10,723
Provision for bad debts	1,297	1,488
Provision for (benefit of) deferred income taxes	1,674	(5,464)
Impairment of assets	324	8,590
Changes in operating accounts, net of acquisitions:
Accounts receivable	10,777	36,357
Inventories	(13,959)	(26,236)
Prepaid expenses and other current assets	(2,939)	(1,619)
Accounts payable	3,463	(9,938)
Accrued and other current liabilities	(4,734)	(10,841)
Deferred revenue	2,869	1,763
All other operating activities	(5,985)	3,729
Net cash provided by operating activities	17,676	38,240
Cash flows from investing activities:
Cash paid for acquisitions, net of cash assumed	(36,541)	—
Purchases of property and equipment	(21,072)	(12,014)
Additions to license and patent costs	(875)	(790)
Other investing activities	(2,350)	(1,000)
Proceeds from disposition of property and equipment	271	—
Net cash used in investing activities	(60,567)	(13,804)
Cash flows from financing activities:
Payments on earnout consideration	(3,206)	—
Payments related to net-share settlement of stock-based compensation	(4,494)	(1,507)
Repayment of capital lease obligations	(297)	(786)
Net cash used in financing activities	(7,997)	(2,293)
Effect of exchange rate changes on cash and cash equivalents	4,273	1,572
Net (decrease) increase in cash and cash equivalents	(46,615)	23,715
Cash and cash equivalents at the beginning of the period	184,947	155,643
Cash and cash equivalents at the end of the period	$138,332	$179,358

Cash interest payments	$378	$633
Cash income tax payments, net	$4,715	$8,040
Transfer of equipment from inventory to property and equipment, net	$8,964	$9,395
Transfer of equipment to inventory from property and equipment, net	$364	$349
Stock issued for acquisitions	$3,208	$—

3D Systems Corporation
Schedule 1
Loss Per Share
Quarter and Nine Months Ended September 30, 2017 and 2016

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(37,670)	$(21,213)	$(56,057)	$(43,649)

Denominator for basic and diluted net loss per share:
Weighted average shares	111,697	111,008	111,467	111,194

Net loss per share, basic and diluted	$(0.34)	$(0.19)	$(0.50)	$(0.39)

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Nine Months Ended September 30, 2017 and 2016

	Quarter Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share amounts)	2017	2016	2017	2016
GAAP Net loss attributable to 3D Systems Corporation	$(37.7)	$(21.2)	$(56.1)	$(43.6)
Adjustments:
Amortization, stock-based compensation & other [1]	15.5	29.1	47.7	65.6
Legal and acquisition-related [2]	(0.4)	1.8	1.4	4.5
Portfolio restructuring [3]	—	6.1	—	6.1
Tax effect of adjustments [4]	—	—	—	1.5
Non-GAAP net income attributable to 3D Systems Corporation	$(22.6)	$15.8	$(7.0)	$34.1
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted [5]	$(0.20)	$0.14	$(0.06)	$0.31

[1] For the quarter ended September 30, 2017, the adjustment included $0.1 in COGS and $15.4 in SG&A. For the quarter ended September 30, 2016, the adjustment included $10.8 in COGS and $18.3 SG&A.  For the nine months ended September 30, 2017, the adjustment included $0.3 in COGS and $47.4 in SG&A. For the nine months ended September 30, 2016, the adjustment included $10.9 in COGS and $54.7 in SG&A.

[2] For the quarter ended September 30, 2017, the adjustment included ($0.4) in SG&A. For the quarter ended September 30, 2016 the adjustment included $1.8 in SG&A.  For the nine months ended September 30, 2017, the adjustment included $1.2 in SG&A and $0.2 in interest and other income, net. For the nine months ended September 30, 2016 the adjustment included $4.5 in SG&A.

[3] For the quarter and nine months ended September 30, 2016, the adjustment included $6.1 in R&D.

[4] Tax effect for the quarter ended March 31, 2016 was calculated quarterly based on the Company's overall tax rate. Tax effect for the quarters ended after March 31, 2016 were calculated based on the Company's quarterly U.S. tax rate of 0%, which is due to valuation allowances in connection with GAAP net losses.

[5] Denominator based on diluted shares used in the GAAP EPS calculation.

CONTACT: Investor Contact: Stacey Witten, investor.relations@3dsystems.com, Media Contact: Diane Parrish, Email: press@3dsystems.com